Exhibit 99.1

LETTER OF TRANSMITTAL

HUDBAY MINERALS INC.

OFFER TO EXCHANGE ALL OUTSTANDING
9.500% NOTES DUE 2020
ISSUED ON December 9, 2013 FOR
9.500% NOTES DUE 2020

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

Pursuant to the Prospectus dated April 10, 2014, and the

Amendment No. 1 to the Prospectus dated                  , 2014

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 p.m., NEW YORK CITY TIME, ON                       , 2014 UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. WHERE THE EXPIRATION DATE HAS BEEN EXTENDED, TENDERS PURSUANT TO THE EXCHANGE OFFER AS OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE MAY NOT BE WITHDRAWN AFTER THE DATE OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE.

DELIVERY TO:

U.S. Bank, National Association, Exchange Agent

BY HAND, MAIL OR OVERNIGHT COURIER:
U.S. Bank, National Association
c/o U.S. Bank Corporate Trust Services
555 San Felipe Street, Suite 1150
Houston, Texas  77056

For Information Call: (713) 235-9213	BY FACSIMILE: (713) 235-9213 (for eligible institutions only) Attention: Shazia Flores	Confirm Receipt of Facsimile by Telephone: (713) 235-9209

Delivery of this Letter of Transmittal to an address other than as set forth above, or transmission of this Letter of Transmittal via facsimile to a number other than as set forth above, will not constitute a valid delivery. Please read the instructions set forth in this Letter of Transmittal carefully before completing any box below.

The undersigned acknowledges that he, she or it has received this Letter of Transmittal (the “Letter”) and the Prospectus, dated April 10, 2014, as it may be amended from time to time, (the “Prospectus”), of HudBay Minerals Inc. (the “Issuer”) relating to (i) its offer to exchange up to US$100,000,000 aggregate principal amount of its 9.500% Notes due 2020 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 9.500% Notes due 2020 issued on December 9, 2013 (the “Initial Notes”) by the registered holders thereof (“Holders”).  The Initial Notes are fully and unconditionally guaranteed (the “Old Guarantees”), jointly and severally on an unsubordinated unsecured basis, by substantially all of the Company’s existing and future subsidiaries (together the “Guarantors”) other than certain excluded subsidiaries, which excluded subsidiaries include the Company’s subsidiaries that own the Constancia project, and the Exchange Notes will be fully and unconditionally guaranteed (the “New Guarantees”), jointly and severally, on an unsubordinated unsecured basis by the same Guarantors.  Under the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal, the Guarantors are offering to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Initial Notes for which such Exchange Notes are issued in the Exchange Offer therefor. Throughout this Letter of Transmittal, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Notes” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Initial Notes” include the Old Guarantees.  The Prospectus and this Letter together constitute the Issuer’s offers to exchange (the “Exchange Offer”) its New Notes for a like principal amount of its Initial Notes from the Holders.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 2, 3 And 4)

To be completed ONLY if Initial Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue: New Notes and/or Initial Notes to:
(Please Type or Print)

Names(s) and Taxpayer Identification or Social Security Number(s):

(Please Type or Print)

Address:

(Zip Code)
(Complete Form W-9)

☐           Credit unexchanged Initial Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below:

(Book-Entry Transfer Facility Account Number, if Applicable)

IMPORTANT: UNLESS GUARANTEED DELIVERY PROCEDURES ARE COMPLIED WITH, THIS LETTER OR A FACSIMILE HEREOF (TOGETHER WITH A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER TO EXCHANGE ANY AND ALL OUTSTANDING 9.500% NOTES DUE 2020, ISSUED ON December 9, 2013, OF HUDBAY MINERALS INC. FOR 9.500% NOTES DUE 2020 OF HUDBAY MINERALS INC. THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.             Delivery of this Letter and notes; guaranteed delivery procedures. This Letter is to be completed by Holders of Initial Notes if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in the “Exchange Offer — Terms of the Exchange Offer — Book-Entry Transfer” section of the Prospectus. Book-Entry Confirmation, as well as a properly completed and duly executed Letter (or manually signed facsimile hereof) and any other documents required by this Letter, must be received by the Exchange Agent at the address set forth herein on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. Initial Notes tendered hereby must be in denominations of principal amount of US$2,000 and any integral multiple of US$1,000 in excess thereof.

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